UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.01 per share	CRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, Carter’s, Inc. (the “Company”) and certain of its domestic and foreign subsidiaries are party to Amendment No. 1 to the fourth amended and restated revolving credit agreement dated as of September 21, 2018, as may be further amended and restated (the “Amended Revolving Credit Agreement”) with the lenders party thereto. The Amended Revolving Credit Agreement provides, among other things, a senior secured revolving credit facility of $750 million. A description of the material terms of the Amended Revolving Credit Agreement is set forth in Item 2.03 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 26, 2018, which is incorporated in this Item 2.03 by reference.

To improve near-term liquidity in light of the uncertainty and disruption related to COVID-19, beginning on March 20, 2020, the Company’s wholly-owned subsidiary, The William Carter Company, provided notices to its lenders to draw substantially all of the remaining availability under the Amended Revolving Credit Agreement. As of March 26, 2020, approximately $749 million was drawn down (inclusive of letters of credit), and there was approximately $1 million of unused borrowing capacity.

Item 7.01	Regulation FD Disclosure.

On March 26, 2020, the Company issued a press release announcing that, in addition to the draw on its Amended Revolving Credit Agreement discussed in Item 2.03 above, it has suspended store operations in the United State and Canada as of March 19, 2020 and is withdrawing financial guidance provided on February 24, 2020 for the first quarter of fiscal 2020 and fiscal year 2020. Additionally, to create additional financial flexibility, the Company announced that it is reducing costs, inventory commitments, and capital expenditures. With respect to return of capital initiatives, the Company announced that it has suspended its share repurchase program and its Board of Directors will evaluate future dividend declarations based on a number of factors, including business conditions, the Company’s financial performance, and other considerations.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press release, dated March 26, 2020

101	Cover Page Interactive Data File - the cover page tags are embedded within the Inline XBRL document

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 26, 2020	CARTER’S, INC.

	By:	/s/ Scott F. Duggan
	Name:	Scott F. Duggan
	Title:	Senior Vice President, General Counsel and Secretary